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                                                                       EXHIBIT 5

                      [O'MELVENY & MYERS LLP LETTERHEAD]

                                     June
                                     8th
                                     1 9 9 8



(213) 669-6000
                                                                     043,280-005
                                                                      0805416.01

Balance Bar Company
1015 Mark Avenue
Carpenteria, California   93013

Ladies and Gentlemen:

          You have advised us that you propose to file a Registration Statement on Form S-8 with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate 4,005,000 shares of Common Stock, $.01 par value (the "Shares") of Balance Bar Company (the "Company"), to be issued pursuant to the Balance Bar Company 1993 Stock Incentive Plan, 1997 Stock Incentive Plan, as amended, and the 1998 Performance Award Plan (collectively, the "Plans"). At your request, we have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plans and the Common Stock to be issued pursuant to and in accordance with the Plans.

          Based upon such examination and upon such matters of fact and law as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization (and appropriate Committee action thereunder), the provisions of the Plans and relevant agreements duly authorized by and in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable shares of Common Stock.

          We consent to the use of this opinion as an exhibit to the Registration Statement.

                              Respectfully submitted,

                              /s/ O'Melveny & Myers LLP

                              O'MELVENY & MYERS LLP